                                                                      Exhibit 11






                           BROOKTROUT TECHNOLOGY, INC.

                     COMPUTATION OF INCOME PER COMMON SHARE
                (In thousands, except per share data, unaudited)


                                                    Three Months Ended
                                                        June 30,
                                                    ------------------
                                                       1996     1995
                                                     -------   ------

Primary Income Per Share:

  Weighted average number of common and
    common equivalent shares outstanding:

              Common stock                             9,317    9,654

              Common equivalent shares resulting
                from options                           1,045      330
                                                     -------   ------

                   Total                              10,362    9,984
                                                     =======   ======


         Net income                                  $   694   $  967
                                                     =======   ======

         Net income per common share                 $  0.07   $ 0.10
                                                     =======   ======

         Fully Diluted Income Per Share:

           Weighted average number of common and
             common equivalent shares outstanding:

              Common stock                             9,317    9,654

              Common equivalent shares resulting
               from options                            1,054      289
                                                     -------   ------

                   Total                              10,371    9,943
                                                     =======   ======

         Net income                                  $   694   $  967
                                                     =======   ======

         Net income per common shares                $  0.07   $ 0.10
                                                     =======   ======

                                                                      Exhibit 11





                           BROOKTROUT TECHNOLOGY, INC.

                     COMPUTATION OF INCOME PER COMMON SHARE
                (In thousands, except per share data, unaudited)


                                                     Six Months Ended
                                                         June  30,
                                                     ----------------
                                                       1996     1995
                                                     -------   ------

Primary Income Per Share:

  Weighted average number of common and
    common equivalent shares outstanding:

              Common stock                             9,509    9,641

              Common equivalent shares resulting
                from options                             949      286
                                                     -------   ------

                   Total                              10,458    9,927
                                                     =======   ======

         Net income                                  $ 1,860   $1,599
                                                     =======   ======

         Net income per common share                 $  0.18   $ 0.16
                                                     =======   ======

         Fully Diluted Income Per Share:

           Weighted average number of common and
             common equivalent shares outstanding:

              Common stock                             9,509    9,642

              Common equivalent shares resulting
               from options                            1,011      350
                                                     -------   ------

                   Total                              10,520    9,992
                                                     =======   ======

         Net income                                  $ 1,860   $1,599
                                                     =======   ======

         Net income per common shares                $  0.18   $ 0.16
                                                     =======   ======